August 17, 1998


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Energy, Inc.'s
Current Report on Form 8-K.

Very truly yours,



/s/ Douglas S. Schmidt
Douglas S. Schmidt


                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549





                               FORM 8-K


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   August 17, 1998




                         INDIANA ENERGY,INC.
         (Exact name of registrant as specified in its charter)




        INDIANA                     1-9091             35-1654378
(State or other jurisdiction  (Commission File No.)    (IRS Employer
 of incorporation)                                      Identification
                                                        Number)





       1630 North Meridian Street, Indianapolis, Indiana  46202
            (Address of principal executive offices)   (Zip Code)





Registrant's telephone number, including area code:   (317) 926-3351

Item 5.    Other Events

See the following press release dated August 17, 1998, announcing the formation of Reliant Services, LLC.

Cinergy, Indiana Energy Form New Company

INDIANAPOLIS-IGC Energy, Inc., a subsidiary of Indiana Energy, Inc. and Cinergy Supply Network Inc., a subsidiary of Cinergy Corp., have formed a joint venture company called Reliant Services LLC, to perform underground facilities locating and construction services.

Cinergy Supply Network and IGC Energy will each own 50 percent of the new company. Based in the Indianapolis area, Reliant will focus initially on serving electric, gas, telephone, cable and water companies in Indiana, Ohio and Kentucky.

"This is an opportunity for Indiana Energy and Cinergy to expand our non-regulated operations into familiar areas of service," said Niel Ellerbrook, president of Indiana Energy. "Reliant will take advantage of the cost savings pressures brought about by utility deregulation and by the recent passage of federal "one call" legislation by offering services that are growing in demand nationwide."

Larry Thomas, president of Cinergy Supply Network and vice-president of Cinergy, said, "Reliant is a way not only to grow our business, but also to help control facility locating costs for utility customers. Cinergy and Indiana Energy's service territories often overlap, so this venture makes sense. We expect to be a very competitive and reliable service provider."

Cinergy Corp., headquartered in Cincinnati, is the parent company of The Cincinnati Gas & Electric Co. and PSI Energy Inc., which serve 1.4 million electric customers and more than 455,000 gas customers in southwest Ohio, Indiana and Northern Kentucky. Indiana Energy, with headquarters in Indianapolis, is the parent company of Indiana Gas, a gas distribution company serving 486,000 customers in central and southern Indiana.


                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INDIANA ENERGY, INC.
                                    Registrant




Dated August 17, 1998    /s/Niel C. Ellerbrook
                         Niel C. Ellerbrook
                         President and Chief Operating Officer



Dated August 17, 1998    /s/Jerome A. Benkert
                         Jerome A. Benkert
                         Vice President and Controller